Exhibit 99.3

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact: Jill Peters

(818) 871-8342
jpeters@thecheesecakefactory.com

THE CHEESECAKE FACTORY TO WEBCAST

FOURTH QUARTER FISCAL 2008 EARNINGS

CONFERENCE CALL ON FEBRUARY 12, 2009

Calabasas Hills, CA – January 20, 2009 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today announced it will release fourth quarter fiscal 2008 financial results after the market close on Thursday, February 12, 2009.  The Company will hold a conference call to discuss its results at 2:00 p.m. Pacific Time on February 12, 2009, which will be broadcast live over the Internet.

To listen to the conference call, please go to the Company’s website at thecheesecakefactory.com at least 15 minutes prior to the call to register and download any necessary audio software.  Click on the “Investors” link on the home page, and select the link for the “Fourth Quarter Fiscal 2008 Earnings Conference Call” at the top of the page.  An archive of the webcast will be available shortly after the call and continue through March 11, 2009.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept and continues to define it today with the two highest productivity concepts in the industry.  The Company operates 145 restaurants throughout the U.S. under The Cheesecake Factory® name with an extensive menu of more than 200 items and fiscal 2007 average annual unit sales of approximately $10.4 million.  Grand Lux Cafe®, the Company’s second concept, has 13 units in operation across the U.S. offering a broad menu of more than 150 items and average annual unit sales of approximately $12.7 million in fiscal 2007.  The Company also operates one unit of its newest concept, RockSugar Pan Asian Kitchen™, and two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 60 varieties of quality cheesecakes and other baked products.  Additionally, the Company licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® mark.  For more information, please visit thecheesecakefactory.com.

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The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100